Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Release	Immediately

Contact	Media: Sara Miller (314-694-5824)
Analysts: Bryan Hurley (314-694-8148)

MONSANTO DELIVERS THIRD CONSECUTIVE YEAR OF STRONG GROWTH ON PERFORMANCE OF GLOBAL PORTFOLIO; ON TRACK FOR STRONG OPERATIONAL GROWTH FROM CORE BUSINESS IN FY14

•
Signs definitive agreement to acquire The Climate Corporation, accelerating opportunity of Integrated Farming Systems as transformational growth platform and unlocking next incremental yield opportunity for farmers

•	Outlines continued strong business growth, with guidance for double-digit gross profit growth, margin expansion and mid-to-high-teens EBITDA growth in FY14

•	FY14 earnings per share guidance at $5.00 to $5.20 after $0.14 of acquisition related dilution

ST. LOUIS (Oct. 2, 2013) - Monsanto Company (NYSE: MON) today announced fiscal year 2013 results near the high end of its guidance range, the third straight year of greater than 20 percent ongoing earnings growth. Executives noted the company is well-positioned for continued growth in fiscal year 2014 with the sustained performance of its core business enabling continued investment in global growth opportunities and the development of transformational new platforms. This includes today's announced agreement to acquire The Climate Corporation that will establish Monsanto as a leader in the area of data science, expanding the near- and long-term growth opportunities of its Integrated Farming Systems platform.

	Fourth Quarter		Fiscal Year
($ in millions)	2013	2012	2013	2012
Net Sales by Segment
Corn seed and traits	$618	$588	$6,596	$5,814
Soybean seed and traits	87	142	1,653	1,771
Cotton seed and traits	65	29	695	779
Vegetable seeds	250	284	821	851
All other crops seeds and traits	165	160	575	574
TOTAL Seeds and Genomics	$1,185	$1,203	$10,340	$9,789

Agricultural productivity	$1,017	$895	$4,521	$3,715
TOTAL Agricultural Productivity	$1,017	$895	$4,521	$3,715

TOTAL Net Sales	$2,202	$2,098	$14,861	$13,504

Gross Profit	$924	$881	$7,653	$7,045

Operating Expenses	$1,213	$1,137	$4,083	$3,897
Interest Expense – Net	$26	$34	$80	$114
Other Expense – Net	$26	$(1)	$61	$46
Net Income (Loss) Attributable to Monsanto Company	$(249)	$(229)	$2,482	$2,045

Diluted Earnings (Loss) per Share (See note 1.)	$(0.47)	$(0.42)	$4.60	$3.79
Items Affecting Comparability – EPS Impact
Restructuring charges, net	—	(0.02)	—	(0.02)
Income on discontinued operations	—	—	(0.02)	(0.01)
Nitro Claims Settlement	—	—	—	0.05
Resolution of a Legacy Tax Matter	—	—	(0.02)	(0.11)
Diluted Earnings per Share from Ongoing Business (For the definition of ongoing EPS, see note 1.)	$(0.47)	$(0.44)	$4.56	$3.70
Effective Tax Rate	30%	24%	27%	30%

	Fourth Quarter		Fiscal Year
Comparison as a Percent of Net Sales:	2013	2012	2013	2012
Gross profit	42%	42%	51%	52%
Selling, general and administrative expenses	35%	34%	17%	18%
Research and development expenses	20%	21%	10%	11%
Income (loss) from continuing operations before income taxes	(15)%	(14)%	23%	22%
Net income (loss) attributable to Monsanto Company	(11)%	(11)%	17%	15%
“The strength of our broad global portfolio enabled us to deliver a third consecutive year of strong business results, and by building off our proven strategy we're confident the key elements are in place to carry that momentum through to achieve strong business growth in 2014,” said Hugh Grant, chairman and chief executive officer for Monsanto. “The performance of our core business gives us the ability to invest efficiently in breakthrough agricultural innovation that, by making farming more precise, will enable continued improvement in agriculture sustainability in the face of mounting environmental challenges. As the innovation leader, we've staked out the early position to unlock the next wave of on-farm yield opportunity for farmers around the world.”
Results of Operations
Monsanto reported net sales of approximately $2.2 billion for the fourth quarter of fiscal year 2013, an increase over the prior year period. Net sales for the full fiscal year were approximately $14.9 billion, a 10 percent increase over fiscal year 2012. Full year net sales results were driven by the strength of the Agricultural Productivity segment and global corn seeds and traits revenue.
Seeds and Genomics segment net sales were approximately $1.2 billion for the quarter. For the fiscal year, net sales for the Seeds and Genomics segment reached $10.3 billion, an approximately six percent increase over the prior year. Agricultural Productivity segment net sales were $1 billion for the quarter. Net sales for the Agricultural Productivity segment for the fiscal year increased to $4.5 billion.
Monsanto reported a net loss of $249 million in the fourth quarter of fiscal year 2013, compared with a reported net loss of $229 million in the same period last year. Net income for fiscal year 2013 was approximately $2.5 billion, an increase over fiscal year 2012 net income of $2.1 billion.
The company's fiscal year 2013 earnings per share (EPS) was $4.56 on an ongoing basis and $4.60 on an as-reported basis. For the fourth quarter, the company reported a loss per share of $0.47 on an ongoing basis and as-reported basis. (For a reconciliation of ongoing EPS, see page 1 and note 1.)
Cash Flow
For fiscal year 2013, net cash provided by operating activities was a source of $2.7 billion, compared with a source of $3.1 billion in fiscal year 2012. Net cash required by investing activities was $777 million in fiscal year 2013, compared with net cash required of $1 billion last year. Net cash required by financing activities was $1.5 billion for fiscal year 2013, compared with net cash required of $1.2 billion in fiscal year 2012. Free cash flow was a source of nearly $2 billion for fiscal year 2013, in line with fiscal year 2012. (For a reconciliation of free cash flow, see note 1.)
In fiscal year 2013, the company used nearly 100 percent of its $2 billion in free cash flow to return cash to shareowners through buybacks and dividends, including the completion of the company's $1 billion share-repurchase authorization and the initiation of buybacks under a new $2 billion, three-year repurchase program announced in June.
Outlook
Monsanto today announced a definitive agreement to acquire The Climate Corporation for a cash purchase price of approximately $930 million.  The acquisition combines Monsanto's leading R&D capabilities with The Climate Corporation's leading analytical expertise, accelerating the opportunity of Monsanto's Integrated Farming Systems platform and unlocking the next incremental yield opportunity for farmers. See today's press release and supporting information at www.monsanto.com for more information about the acquisition.

In fiscal year 2014, Monsanto expects continued strong operational growth from its core business, reflected in mid-to-high teens growth in EBITDA and overall margin expansion. Monsanto expects to achieve EPS of $5.00 to $5.20 after approximately $0.14 of dilution related to The Climate Corporation acquisition.

The total company gross profit is expected in the range of $8.4 to $8.7 billion in 2014, representing double-digit year-over-year growth. The biggest driver of the growth is expected to be from the Seeds and Genomics segment in which the company expects to achieve mid-teens gross-profit growth in fiscal year 2014 as it significantly expands gross-profit margins in the segment.

The company projects free cash flow in the range of $600 million to $800 million for fiscal year 2014, after approximately $930 million in cash for The Climate Corporation acquisition. The company expects net cash provided by operating activities to be $2.9 billion to $3.3 billion, and net cash required by investing activities to be approximately $2.3 billion to $2.5 billion for fiscal year 2014, including capital expenditures and acquisition-related costs. (For a reconciliation of free cash flow, see note 1.)

Seeds and Genomics Segment Detail

($ in millions)	Net Sales				Gross Profit
	Fourth Quarter		Fiscal Year		Fourth Quarter		Fiscal Year
Seeds and Genomics	2013	2012	2013	2012	2013	2012	2013	2012
Corn Seed and Traits	$618	$588	$6,596	$5,814	$301	$284	$3,929	$3,589
Soybean Seed and Traits	87	142	1,653	1,771	37	81	948	1,160
Cotton Seed and Traits	65	29	695	779	53	18	519	585
Vegetable Seeds	250	284	821	851	55	159	337	419
All Other Crops Seeds and Traits	165	160	575	574	98	89	350	306
TOTAL Seeds and Genomics	$1,185	$1,203	$10,340	$9,789	$544	$631	$6,083	$6,059

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Fourth Quarter		Fiscal Year
Seeds and Genomics	2013	2012	2013	2012
EBIT (For a reconciliation of EBIT, see note 1.)	$(568)	$(387)	$2,412	$2,570

The Seeds and Genomics segment consists of the company's global seeds and related traits business.

For the fiscal year, Monsanto realized Seeds and Genomics segment sales of $10.3 billion, led by its global corn portfolio that achieved a 13 percent increase over the prior year. Segment sales in the fourth quarter were approximately $1.2 billion.

The company expects continued growth in its Seeds and Genomics segment in fiscal year 2014, reflecting the opportunity in both the core U.S. and accelerating international businesses.

The opportunity begins with the company's global corn business where it is focused on continued unit volume growth and margin expansion from its better year-over-year cost position and germplasm and trait mix upgrades globally, including rapidly expanding emerging markets like Latin America and Eastern Europe.

Complementing the continued global corn opportunity in fiscal year 2014 is the expected strong soybean business growth as a result of the expanded Roundup Ready 2 Yield® opportunity in the United States and the launch of the Intacta RR2 PRO™ soybean product in Latin America.

Agricultural Productivity Segment Detail

($ in millions)	Net Sales				Gross Profit
	Fourth Quarter		Fiscal Year		Fourth Quarter		Fiscal Year
	2013	2012	2013	2012	2013	2012	2013	2012
Agricultural Productivity	$1,017	$895	$4,521	$3,715	$380	$250	$1,570	$986
TOTAL Agricultural Productivity	$1,017	$895	$4,521	$3,715	$380	$250	$1,570	$986

($ in millions)	Earnings Before Interest & Taxes (EBIT)
	Fourth Quarter		Fiscal Year
Agricultural Productivity	2013	2012	2013	2012
EBIT (For a reconciliation of EBIT, see note 1.)	$238	$123	$1,048	$477
Unusual Items Affecting EBIT:
EBIT from Discontinued Operations	$—	$2	$17	$10
Nitro Claims Settlement	$—	$—	$—	$(44)

The Agricultural Productivity segment consists of the crop protection products and lawn-and-garden herbicide products.

Segment sales for the quarter reached $1 billion with gross profit of $380 million. For the fiscal year, the segment delivered net sales of $4.5 billion with gross profit of approximately $1.6 billion, with year-over-year increases that reflect the overall positive market environment and Monsanto's focused business strategy. The company anticipates the Agricultural Productivity segment to continue to be a steady-to-stronger contributor to the business in fiscal year 2014.

Webcast Information
In conjunction with this announcement, Monsanto will hold a conference call at 8:30 a.m. central time (9:30 a.m. eastern time) today.  The call will focus on these results and future expectations and may include a discussion of Monsanto’s strategic initiatives, product performance and other matters related to the company’s business.

Presentation slides and a simultaneous audio webcast of the conference call may be accessed by visiting the company's website at www.monsanto.com/investors or http://edge.media-server.com/m/p/t5a96ear/lan/en.
Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto website for three weeks. Monsanto publishes details on upcoming webcasts on this website in both the Presentation and Financial Reports section and the Calendar of Events section. Investors should look to this site as the source of information on future investor conference webcasts. The site includes a calendar of upcoming investor events, details on accessing scheduled webcasts and information from previous investor events.

About Monsanto Company
Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. Monsanto remains focused on enabling both small-holder and large-scale farmers to produce more from their land while conserving more of our world's natural resources such as water and energy. To learn more about our business and our commitments, please visit: www.monsanto.com . Follow our business on Twitter® at www.twitter.com/MonsantoCo, on the company blog, Beyond the Rows at www.monsantoblog.com, or subscribe to our News Release RSS Feed.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are "forward-looking statements," such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits and the previously-announced SEC investigation; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent Form 10-K Report to the SEC. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

Notes to editors: Monsanto and the Vine Design, Roundup Ready 2 Yield and Intacta RR2 PRO are trademarks of Monsanto Company and its wholly-owned subsidiaries.

-oOo-

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Operations	Three Months Ended Aug. 31,		Twelve Months Ended Aug. 31,
	2013	2012	2013	2012
Net Sales	$2,202	$2,098	$14,861	$13,504
Cost of Goods Sold	1,278	1,217	7,208	6,459
Gross Profit	924	881	7,653	7,045
Operating Expenses:
Selling, general and administrative expenses	778	709	2,550	2,390
Research and development expenses	435	439	1,533	1,517
Restructuring charges, net	—	(10)	—	(10)
Total Operating Expenses	1,213	1,138	4,083	3,897
Income (Loss) From Operations	(289)	(257)	3,570	3,148
Interest Expense	49	52	172	191
Interest Income	(23)	(18)	(92)	(77)
Other Expense (Income), Net	26	(1)	61	46
Income (Loss) from Continuing Operations Before Income Taxes	(341)	(290)	3,429	2,988
Income Tax Provision (Benefit)	(102)	(70)	915	901
Income (Loss) from Continuing Operations Including Portion Attributable to Noncontrolling Interest	$(239)	$(220)	$2,514	$2,087
Discontinued Operations:
Income from Operations of Discontinued Businesses	—	2	17	10
Income Tax Provision	—	1	6	4
Income on Discontinued Operations	—	1	11	6
Net Income (Loss)	$(239)	$(219)	$2,525	$2,093
Less: Net Income Attributable to Noncontrolling Interest	10	10	43	48
Net Income (Loss) Attributable to Monsanto Company	$(249)	$(229)	$2,482	$2,045

EBIT (see note 1)	$(330)	$(264)	$3,460	$3,047

Basic Earnings (Loss) per Share Attributable to Monsanto Company:
Income (Loss) from Continuing Operations	$(0.47)	$(0.43)	$4.63	$3.82
Income (Loss) on Discontinued Operations	—	(0.01)	0.02	0.01
Net Income (Loss) Attributable to Monsanto Company	$(0.47)	$(0.44)	$4.65	$3.83

Diluted Earnings (Loss) per Share Attributable to Monsanto Company:
Income (Loss) from Continuing Operations	$(0.47)	$(0.42)	$4.58	$3.78
Income (Loss) on Discontinued Operations	—	—	0.02	0.01
Net Income (Loss) Attributable to Monsanto Company	$(0.47)	$(0.42)	$4.60	$3.79

Weighted Average Shares Outstanding:
Basic	531.5	533.5	533.7	534.1
Diluted	531.5	539.1	539.7	540.2

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Condensed Statements of Consolidated Financial Position	As of Aug. 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents (variable interest entities restricted - 2013: $140 and 2012: $120)	$3,668	$3,283
Short-term investments	254	302
Trade receivables, net (variable interest entities restricted - 2013: $0 and 2012: $52)	1,715	1,897
Miscellaneous receivables	748	620
Deferred tax assets	579	534
Inventory, net	2,947	2,839
Other current assets	166	183
Total Current Assets	10,077	9,658
Property, Plant and Equipment, Net	4,654	4,365
Goodwill	3,520	3,435
Other Intangible Assets, Net	1,226	1,237
Noncurrent Deferred Tax Assets	454	551
Long-Term Receivables, Net	237	376
Other Assets	496	602
Total Assets	$20,664	$20,224
Liabilities and Shareowners’ Equity
Current Liabilities:
Short-term debt, including current portion of long-term debt	51	36
Accounts payable	995	794
Income taxes payable	91	75
Accrued compensation and benefits	492	546
Accrued marketing programs	1,078	1,281
Deferred revenues	517	396
Grower production accruals	60	194
Dividends payable	228	200
Customer payable	12	14
Miscellaneous short-term accruals	812	685
Total Current Liabilities	4,336	4,221
Long-Term Debt	2,061	2,038
Postretirement Liabilities	357	543
Long-Term Deferred Revenue	138	245
Noncurrent Deferred Tax Liabilities	469	313
Long-Term Portion of Environmental and Litigation Reserves	193	213
Other Liabilities	382	615
Monsanto Shareowners’ Equity	12,559	11,833
Noncontrolling Interest	169	203
Total Shareowners’ Equity	12,728	12,036
Total Liabilities and Shareowners’ Equity	$20,664	$20,224
Debt to Capital Ratio:	14%	15%

Monsanto Company
Selected Financial Information
(Dollars in millions, except per share amounts)
Unaudited

Statements of Consolidated Cash Flows	Twelve Months Ended Aug. 31,
	2013	2012
Operating Activities:
Net Income	$2,525	$2,093
Adjustments to reconcile cash provided by operating activities:
Items that did not require (provide) cash:
Depreciation and amortization	615	622
Bad-debt expense	27	3
Stock-based compensation expense	100	128
Excess tax benefits from stock-based compensation	(79)	(50)
Deferred income taxes	262	256
Restructuring charges, net	—	(10)
Equity affiliate income, net	(17)	(19)
Net gain on sales of a business or other assets	(16)	(4)
Other items, net	(77)	2
Changes in assets and liabilities that provided (required) cash, net of acquisitions:
Trade receivables, net	222	170
Inventory, net	(192)	(427)
Deferred revenues	50	(39)
Accounts payable and other accrued liabilities	(128)	439
Restructuring cash payments	—	(12)
Pension contributions	(75)	(83)
Other items, net	(477)	(18)
Net Cash Provided by Operating Activities	2,740	3,051
Cash Flows Provided (Required) by Investing Activities:
Purchases of short-term investments	(716)	(746)
Maturities of short-term investments	764	746
Capital expenditures	(741)	(646)
Acquisition of businesses, net of cash acquired	(165)	(322)
Technology and other investments	(88)	(77)
Other investments and property disposal proceeds	169	11
Net Cash Required by Investing Activities	(777)	(1,034)
Cash Flows Provided (Required) by Financing Activities:
Net change in financing with less than 90-day maturities	104	(116)
Short-term debt proceeds	22	30
Short-term debt reductions	(29)	(42)
Long-term debt proceeds	32	499
Long-term debt reductions	(2)	(629)
Debt issuance costs	—	(5)
Treasury stock purchases	(1,095)	(432)
Stock option exercises	257	117
Excess tax benefits from stock-based compensation	79	50
Tax withholding on restricted stock and restricted stock units	(10)	(19)
Dividend payments	(802)	(642)
Proceeds from noncontrolling interest	133	101
Dividend payments to noncontrolling interests	(174)	(77)
Net Cash Required by Financing Activities	(1,485)	(1,165)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(93)	(141)
Net Decrease in Cash and Cash Equivalents	385	711
Cash and Cash Equivalents at Beginning of Period	3,283	2,572
Cash and Cash Equivalents at End of Period	$3,668	$3,283

Monsanto Company
Selected Financial Information
(Dollars in millions)
Unaudited

1.
EBIT, Ongoing EPS and Free Cash Flow:  The presentations of EBIT, ongoing EPS and free cash flow are not intended to replace net income (loss) attributable to Monsanto Company, cash flows, financial position or comprehensive income (loss), and they are not measures of financial performance as determined in accordance with generally accepted accounting principles (GAAP) in the United States.  The following tables reconcile EBIT, ongoing EPS and free cash flow to the respective most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of EBIT to Net Income (Loss):  EBIT is defined as earnings (loss) before interest and taxes.  Earnings (loss) is intended to mean net income (loss) attributable to Monsanto Company as presented in the Statements of Consolidated Operations under GAAP.  The following table reconciles EBIT to the most directly comparable financial measure, which is net income (loss) attributable to Monsanto Company.

	Three Months Ended Aug. 31,		Twelve Months Ended Aug. 31,
	2013	2012	2013	2012
EBIT – Seeds and Genomics Segment	$(568)	$(387)	$2,412	$2,570
EBIT – Agricultural Productivity Segment	238	123	1,048	477
EBIT– Total	(330)	(264)	3,460	3,047
Interest Expense, Net	26	34	80	114
Income Tax Provision (Benefit)(A)	(107)	(69)	898	888
Net Income (Loss) Attributable to Monsanto Company	$(249)	$(229)	$2,482	$2,045
(A) Includes the income tax provision from continuing operations, the income tax benefit (provision) on noncontrolling interest, and the income tax on discontinued operations.

Reconciliation of EPS to Ongoing EPS:  Ongoing EPS is calculated excluding certain after-tax items which Monsanto does not consider part of ongoing operations.

	Fiscal Year 2014	Three Months Ended Aug. 31,		Twelve Months Ended Aug. 31,
	Guidance	2013	2012	2013	2012
Diluted Earnings (Loss) per Share	$5.00-$5.20	$(0.47)	$(0.42)	$4.60	$3.79
Restructuring Charges, Net	—	—	(0.02)	—	(0.02)
Income on Discontinued Operations	—	—	—	(0.02)	(0.01)
Nitro Claims Settlement	—	—	—	—	0.05
Resolution of a Legacy Tax Matter	—	—	—	(0.02)	(0.11)
Diluted Earnings (Loss) per Share from Ongoing Business	$5.00-$5.20	$(0.47)	$(0.44)	$4.56	$3.70

Reconciliation of Free Cash Flow:  Free cash flow represents the total of cash flows from operating activities and investing activities, as reflected in the Statements of Consolidated Cash Flows presented in this release.  With respect to the fiscal year 2014 free cash flow guidance, Monsanto does not include any estimates or projections of Net Cash Provided (Required) by Financing Activities because in order to prepare any such estimate or projection, Monsanto would need to rely on market factors and conditions that are outside of its control.

	Fiscal Year 2014	Twelve Months Ended Aug. 31,
	Guidance	2013	2012
Net Cash Provided by Operating Activities	$2,900-3,300	$2,740	$3,051
Net Cash Required by Investing Activities	(2,300)-(2,500)	(777)	(1,034)
Free Cash Flow	$600-800	1,963	2,017
Net Cash Required by Financing Activities	N/A	(1,485)	(1,165)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	N/A	(93)	(141)
Net Increase in Cash and Cash Equivalents	N/A	385	711
Cash and Cash Equivalents at Beginning of Period	N/A	3,283	2,572
Cash and Cash Equivalents at End of Period	N/A	$3,668	$3,283